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                                                                    Exhibit 10.6


                                            May 5, 2003

Western Reserve Bancorp, Inc.
4015 Medina Road
Medina, Ohio 44256
Attention: Mr. Edward J. McKeon
           President and Chief Executive Officer

Dear Mr. McKeon:

         TCF National Bank (the "Bank") is pleased to advise Western Reserve Bancorp, Inc., an Ohio corporation (the "Borrower") that the Bank is willing to make loans to the Borrower on a revolving credit basis in amounts of up to $3,000,000 (the "Commitment"), secured by a pledge of stock of Western Reserve Bank ("Western Reserve Bank"), all as hereinafter described.

                       Section 1 Loan, Interest and Fees.
                                 -----------------------

         1.1 The Loan. Subject to the terms and conditions of this Agreement, the Bank will make loans (the "Loans") to the Borrower upon the request of the Borrower not later than March 31, 2005 (the "Maturity Date") in aggregate amounts not to exceed the Commitment. The Borrower shall request each Loan not later than two business days prior to the date of the Loan, and each Loan shall be in an amount of not less than $100,000. Each request for a Loan shall be made in a writing signed by two (2) "Authorized Officers" (as that term is defined in the Secretary's Certificate delivered to the Bank pursuant to Section 2(c) hereof); provided, however, that a Loan may be requested via telephone by one
(1) Authorized Officer so long as such request is promptly confirmed in a writing signed by two (2) Authorized Officers. The Bank shall be entitled to act on the instructions of anyone identifying himself or herself as an Authorized Officer and upon the instructions of any other agent or employee authorized or designated by the Borrower from time to time to request Loans or disbursements of loan proceeds, and the Borrower shall be bound thereby in the same manner as if the person were actually so authorized.

         1.2 The Note. The Loans shall be evidenced by a promissory note in the form of Exhibit A attached hereto (as hereafter amended, extended, renewed or replaced, the "Note"). The principal balance of the Loans shall be payable on the earlier of the Maturity Date or the date that the Loans are accelerated as provided in Section 5.2 (the "Due Date").

         1.3 Interest. The principal balance of the Loans shall bear interest as set forth in the Note, payable as set forth in the Note.

         1.4 Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, at any time, without premium or penalty.

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         1.5 Payments. Payments of principal, interest, fees and expenses hereunder and under the Note shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates called for under this Agreement at the main office of the Bank in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next business day. Whenever any payment would be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of any interest or fees.

         1.6 Use of Proceeds. Proceeds of the Loans shall be applied by the Borrower solely to make capital contributions to Western Reserve Bank.

                         Section 2 Conditions Precedent

         The obligation of the Bank to make the Loans hereunder shall be subject to the satisfaction of the conditions precedent that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed (as hereafter amended, modified, extended, renewed or replaced, the "Loan Documents"):

         (a)  The Note;

         (b) A Pledge Agreement, covering the stock of Western Reserve Bank, delivery of the certificates of all shares of such stock and stock powers in blank; UCC-1 financing statement shall be filed with appropriate office;

         (c) A copy of the approval resolution of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower, together with a certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to request Loans hereunder, and copies of the Borrower's Articles of Incorporation and Code of Regulations.

         (d) A current Certificate of Good Standing for the Borrower issued by the appropriate state office.

         (e)  A legal opinion of counsel to the Borrower.

         (f)  Acknowledgment of Borrower.

         (g)  IRS W-9 Request for Taxpayer ID.

         (h)  Environmental Questionnaire.



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         (i)  Evidence of Insurance (insurance certificate).

         (j)  USA Patriot Act Section 312 Compliance Statement.

         (k) Such other instruments, documents and agreements as the Bank shall reasonably require.

         The obligation of the Bank to make each Loan shall also be subject to the satisfaction of the condition precedent that on the date of each Loan the following statements shall be true:

         (a) Before and after giving effect to each Loan, the representation and warranties contained in Section 3 shall be true and correct, as though made on the date of the Loan; and

         (b) No Event of Default, as hereinafter defined, has occurred and is continuing, or would result from the Loan, and no event has occurred which with the giving of notice or passage of time or both would mature into an Event of Default hereunder.

                    Section 3 Representations and Warranties.
                              ------------------------------

         To induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Bank:

         3.1 Organization, Standing, Etc. The Borrower and each of its Subsidiaries is a corporation (or in the case of Western Reserve Bank, a state-chartered bank) duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and each has all requisite corporate power and authority, and requisite corporate qualifications, to carry on its respective businesses as now conducted, to enter into the Loan Documents and to issue the Note and to perform its obligations under the Loan Documents.

         3.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

         3.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower or any Subsidiary, (b) violate or contravene any provisions of the Articles of Incorporation or Code of Regulations of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or any of its properties may be bound.



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         3.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         3.5 Financial Statements and Condition. The Borrower's consolidated annual audited financial statements as at December 31, 2002, as heretofore furnished to the Bank, have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries and the results of its operations, changes in financial position, and statement of cash flows for the respective periods then ended. The Reports of Condition and Income (Call Report) of Western Reserve Bank, dated as of December 31, 2002, fairly presents the financial condition of Western Reserve Bank as of such date. Since December 31, 2002, there has been no material adverse change in the business, operations or assets of the Borrower or any Subsidiary.

         3.6 Litigation and Contingent Liabilities. Exhibit B lists all material actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary before any court, arbitrator, governmental department or other instrumentality and all material contingent liabilities of the Borrower.

         3.7 Compliance. To the best of the knowledge of the officers of the Borrower, the Borrower and each Subsidiary is in material compliance with all statutes and governmental rules and regulations applicable to it. To the best of the knowledge of the officers of the Borrower, there does not exist any material violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or any Subsidiary or which would require a material expenditure by the Borrower or any Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment.

         3.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loans will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.



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         3.9 Ownership of Property; Liens. The Borrower and its Subsidiaries
have good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets shown in the financial statements referred to above (other than property disposed of since the date of such financial statement in the ordinary course of business).

         3.10 Taxes. The Borrower and each Subsidiary has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Borrower). No tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         3.11 Subsidiaries. All Subsidiaries (defined as any corporation 50% or more of the combined voting power of all classes of stock of which is owned by the Borrower or by any Subsidiary of Borrower) are listed on Exhibit C.

         3.12 ERISA Compliance. The provisions of each Plan of the Borrower or any Subsidiary comply in all material respects with all applicable requirements of ERISA, and Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA and has not incurred any material liability to PBGC, in connection with any Plan. For the purposes hereof, "Plan" means each employee benefit plan or other class of benefits covered by Title IV of ERISA, whether now in existence or hereafter instituted. For the purposes hereof, "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder. For the purposes hereof, "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor.

                               Section 4 Covenants
                                         ---------

         The Borrower covenants and agrees with Bank that for so long as there is any amount remaining unpaid on the Note, or the Bank has any obligation to make the Loans hereunder, Borrower will comply, and will cause each Subsidiary to comply, with the following:

         4.1 Maintain Assets. Maintain and keep its assets, properties and equipment in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times the Borrower's businesses can be operated efficiently.



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         4.2 Insurance. Insure and keep insured all of its property of an insurable value under all-risk policies in an amount acceptable to the Bank and workers' compensation insurance of not less than the minimum amounts required by applicable statutes, and such other insurance as is usually carried by persons engaged in the same or similar business, and from time to time furnish to Bank upon request appropriate evidence of such insurance.

         4.3      Financial Statements.  Furnish to the Bank:

         (a) As soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, audited annual financial statements for Borrower, which include a balance sheet and income statement prepared by accountants acceptable to the Bank and prepared in accordance with generally accepted accounting principles consistently applied, which show all liabilities, direct and contingent, of the Borrower. Such statement shall be accompanied by a certification of an officer of Borrower that such information is true, correct, and complete and that no Event of Default (or an event with notice, passage of time or both would mature into an Event of Default) has occurred or is continuing.

         (b) As soon as available, but in any event within 45 days after the last day of each quarterly fiscal period, copies of the quarterly Reports of Condition and Income (Call Reports) and other regulatory reports filed by Western Reserve Bank with any regulatory authority, the allowance for loan and lease loss report of Western Reserve Bank as of the last day of such quarter, and a Covenant Compliance Certificate in the form of Exhibit D, duly completed and executed by the chief financial officer or Controller of the Borrower and completed as of the end of such quarter.

         (c) Within 90 days after the end of each of Borrower's fiscal years, a list of the Borrower's shareholders and percentage of ownership of such shareholders. The Bank acknowledges that such shareholder list will contain nonpublic personal financial information of the shareholders of the Borrower. Such information will be treated confidentially by the Bank. Disclosure of such information will be made only (i) to officers and employees of the Bank (on a "need to know" basis), (ii) in connection with any regulatory examination of the Bank, or (iii) as otherwise required by applicable law or court order.

         (d) Promptly upon the filing thereof, copies of (i) all reports, if any, to or other documents filed by the Borrower, Western Reserve Bank or any other Subsidiary with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or any of the regulations promulgated thereunder, (ii) all reports, notices, or statements sent or received by the Borrower, Western Reserve Bank or any other Subsidiary under the Securities Act of 1933, and (iii) copies of all financial statements, reports, proxy statements and other communications which the Borrower, Western Reserve Bank or any other Subsidiary shall have sent to its stockholders.



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         (e) As promptly as practicable after the Borrower obtains knowledge thereof, written notice of all orders, notices, claims, litigation, proceedings, memoranda, agreements, penalties and investigations against or affecting (i) the Borrower, Western Reserve Bank, or any other Subsidiary, or (ii) any officer, director, trustee, employee, agent or attorney of the Borrower, Western Reserve Bank, or any other Subsidiary (relating to the Borrower or any Subsidiary), to the extent it affects such person in such capacity, or (iii) any property of the Borrower or Western Reserve Bank.

         (f) As promptly as practicable (but in any event not later than 5 days) after the Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both, written notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such event.

         (g) Promptly after the Bank's request therefor, such other information respecting the financial condition, business and property of the Borrower, Western Reserve Bank, and any other Subsidiary, as the Bank may from time to time reasonably request.

         4.4 Access to Records. Permit any Bank officer designated by Bank, at Bank's expense, to discuss the Borrower's and Subsidiaries' affairs, finances and accounts with officers of the Borrower, all at such reasonable times and as often as Bank may reasonably request.

         4.5 Taxes, Assessments and Charges. Promptly pay over to the appropriate authorities all sums for taxes deducted and withheld from wages as well as the employer's contributions and other governmental charges imposed upon or asserted against the Borrower's income, profits, properties and rental charges or otherwise which are or might become a lien charged upon the Borrower's properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on the Borrower's books with respect thereto.

         4.6      Notification of Changes.  Promptly notify the Bank of:

         (a) Any litigation which might materially and adversely affect the Borrower or any of its properties;

         (b) The occurrence of any Event of Default or any event which, with the passage of time or giving of notice or both, would constitute an Event of Default; and

         (c) Any material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of the Borrower.

         4.7 Corporate Existence. Maintain its corporate existence and conduct the same general type of business as is now being carried on and continue compliance with all applicable statutes, laws, rules and regulations.




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         4.8 Books and Records. Keep true and accurate books of records and accounts in accordance with generally accepted accounting principles.

         4.9 Reimbursement of Expenses. Promptly reimburse Bank for any and all expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation and performance of this Agreement and the instruments and documents related thereto, and all expenses of collection of any loans made or to be made hereunder, including reasonable attorneys' fees. Notwithstanding the foregoing, it is understood and agreed that the Borrower's obligation to reimburse Bank for attorneys' fees incurred in connection with the documentation, negotiation and closing of the initial loan transaction contemplated by this Agreement shall not exceed $5,000 (provided that the Borrower's reimbursement obligation under this Section 4.9 with respect to any other attorneys' fees, whether incurred in connection with the further performance, ongoing administration or enforcement of this Agreement or otherwise, shall not subject to said limitation).

         4.10 Merge, Consolidate or Sell. Not transfer, lease or sell all or substantially all of the Borrower's property and business to any other entity or entities.

         4.11 Additional Indebtedness. Not, in the case of the Borrower (but not Western Reserve Bank) incur, create, issue, assume or suffer to exist any indebtedness for borrowed money, except:

         (a) indebtedness under this Agreement;

         (b) current liabilities, other than for borrowed money, incurred in the ordinary course of business;

         (c) indebtedness existing on the date of this Agreement and disclosed on Exhibit E hereto;

         (d) indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

         (e) subordinated debt having terms acceptable to the Bank, including subordination provisions, amortization and tenor.

           4.12 Guarantees. Not, in the case of the Borrower (but not Western Reserve Bank), assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor sell any notes or accounts receivable with recourse.




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           4.13 Liens and Encumbrances. Not create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind, of or upon any of its property of any kind, whether now owned or hereafter acquired, or of or upon the income or profits therefrom except for:

         (a) Liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings, against which required reserves have been set up;

         (b) Liens arising in the ordinary course of the banking business of Western Reserve Bank;

         (c) Landlords' liens under leases to which the Borrower or a Subsidiary is a party;

         (d) Zoning restrictions, licenses and minor encumbrances and irregularities in title all of which in the aggregate do not materially detract from the value of the property involved or impair its use;

         (e)  Liens in favor of the Bank; and

         (f) Liens incurred after the closing date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Subsidiary.

         4.14 Dividends and Distributions. Not purchase or redeem or otherwise acquire for value any shares of the Borrower's or any Subsidiary's stock, declare or pay any dividends thereon (other than stock dividends and dividends payable solely to the Borrower), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's or any Subsidiary's stock or set aside any funds for any such purpose (other than payment to, or on account of or for the benefit of, the Borrower only); provided, however, that so long as no Event of Default has occurred or would result therefrom, the Borrower may from time to time, subject to an aggregate limit of $100,000 over the life of the Loans, purchase or redeem or otherwise acquire for value shares of the Borrower's stock.

         4.15 Total Capital Base. Maintain, in the case the Borrower, Tangible Net Worth plus subordinated debt (having terms acceptable to the Bank, including subordination provisions, amortization and tenor) in an amount of not less than $7,500,000 at all times.

         4.16 Covenants Applicable to Western Reserve Bank. Western Reserve Bank shall:

         (a) Maintain net income (determined in accordance with generally accepted accounting principles) for each fiscal year of not less than $200,000;



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         (b) Maintain a ratio of Tangible Net Worth to Total Assets of not less than 6.00% at all times;

         (c) Maintain a ratio of Total Capital to Total Assets of not less than 9.00% at all times;

         (d)  Be "Well Capitalized" at all times;

         (e) Maintain a ratio of Allowance for loan and lease losses to Non-performing Loans of not less than 125% at all times and

         (f) Maintain a ratio of Non-performing Loans to Total Assets of not more than 2.00% at all times.

For purposes of Sections 4.15 and 4.16, the following terms shall have the following meanings (the regulatory citations refer to the regulations of the Federal Deposit Insurance Corporation found at 12 CFR 325 or any successor regulations):

         "Allowance for loan and lease losses" is defined in and determined under 12 CFR 325.2(a).

         "Non-performing Loans" means (a) all loans and other extensions of credit in non-accrual status, (b) all loans, leases and other extensions of credit which are more than 90 days past due in principal or interest, and (c) all other loans and other extensions of credit listed as non-performing, non-accrued or renegotiated, all as reported in the most recent Call Report of Western Reserve Bank.

         "Tangible Net Worth" means, for either the Borrower or Western Reserve Bank, the sum of the amounts set forth on its balance sheet as the sum of the common stocks, preferred stock, additional paid-in capital and retained earnings (excluding treasury stock), less the book value of all assets that would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges.

         "Total Assets" shall mean total assets, determined in accordance with generally accepted accounting principles.

         "Total Capital" means the sum of (i) Tangible Net Worth, plus (ii) subordinated debt, plus (iii) Allowance for loan and lease losses.

         "Well Capitalized" is defined in and determined under 12 CFR 325.103(b)(1).



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           4.17 Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which the Borrower or such Subsidiary may be subject.

                               Section 5 Defaults.
                                         --------

         5.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any fee or other amount required to be made to the Bank pursuant to the Loan Documents;

         (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary in the Loan Documents or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Bank pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

         (c) The Borrower shall fail to comply with Section 4.7 or 4.10 hereof;

         (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 5.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Bank;

         (e) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

         (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the



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         Borrower or such Subsidiary, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 30 days undismissed, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (h) A judgment or judgments for the payment of money exceeding applicable insurance coverage by more than $100,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (i) The institution by the Borrower or any ERISA affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $100,000, or the institution by the PBGC of steps to terminate any Plan;

         (j) The maturity of any Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

         (k) Any person or entity, or group of people (excluding the current Board of Directors of the Borrower) or entities acting in concert, shall acquire more than 25% of the shares of the voting stock of the Borrower;

         (l) The Borrower shall cease to own all of the voting stock of Western Reserve Bank; or

         (m) The primary regulator of Western Reserve Bank shall give any notice or take any action to prevent Western Reserve Bank from paying dividends to the Borrower.

           5.2 Bank's Right on Default. Upon the occurrence of an Event of Default of the type described in Section 5.1(e), (f) or (g) above, all amounts outstanding under the Note shall be automatically due and payable in full without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived). Upon the occurrence of any other Event of Default, Bank may, at its option and without notice, accelerate amounts outstanding on the Note and demand their immediate payment in full. In all instances, the Bank may, at its option and without notice, take such other actions available under the terms of this Agreement and the Loan Documents or such actions as may otherwise be available in equity or at law. All remedies of the Bank shall be cumulative.

                            Section 6 Miscellaneous.
                                      -------------

           6.1 Binding Effect. The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective successors in interest and assigns including any holder of the Note, provided, however, that the Borrower may not assign or transfer its interest hereunder without the prior written consent of the Bank.

           6.2 Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Note and any other documents delivered herewith shall be construed in accordance with and governed by the substantive laws (but not the laws of conflict) of the State of Minnesota but giving effect to all federal laws applicable to national banking associations. The Borrower hereby consents to the jurisdiction of the courts of the State of Minnesota and federal courts located in the State of Minnesota for any actions brought hereon or on the Note.

           6.3 Notices. Any notices required or contemplated hereunder shall be effective upon either (a) the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, or (b) the sending thereof via Federal Express or other nationally recognized overnight courier service guaranteeing next day delivery, and in either case addressed as follows:

           If to Borrower:   Western Reserve Bancorp, Inc.
                             4015 Medina Road
                             Medina, Ohio 44256
                             Attention: Mr. Edward J. McKeon
                                        President and Chief Executive Officer
                             Telephone: (330) 764-3131
                             Fax No. (330) 764-3311

           If to Bank:       TCF National Bank
                             801 Marquette Avenue
                             Minneapolis, Minnesota 55402
                             Attention:  Mr. Douglas W. Benner
                                         Vice President
                             Telephone: (612) 661-8398
                             Fax No. (612) 661-8504

           6.4 No Waivers. No failure or delay on the part of Bank in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           6.5 Accounting Terms. All accounting terms not otherwise specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied.

           6.6 Amendment and Waiver. Neither this Agreement nor any provision hereof may be modified, waived, discharged or terminated orally or by course of conduct, but only by an instrument in writing signed by the parties hereto.

          6.7 JURISDICTION AND VENUE. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         6.8 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                    TCF NATIONAL BANK

                                    By:       /s/ Douglas W. Benner
                                       ---------------------------------
                                    Title:    Vice President
                                          ------------------------------

                                    and

                                    By:       /s/ Ione M. Neibur
                                       ----------------------------------
                                    Title:    Assistant Vice President
                                          -------------------------------


           Accepted and agreed to as of the date above.

                                    WESTERN RESERVE BANCORP, INC.

                                    By:       /s/ Edward J. McKeon
                                       ----------------------------------
                                    Title:    President & CEO
                                          -------------------------------

                                    and

                                    By:       /s/ Cynthia A. Mahl
                                       ----------------------------------
                                    Title:    Senior Vice President & CFO
                                          -------------------------------

                                    Exhibit A

                                 PROMISSORY NOTE

$3,000,000                                                           May 5, 2003

          FOR VALUE RECEIVED, WESTERN RESERVE BANCORP, INC., an Ohio corporation (the "Borrower"), promises to pay to the order of TCF NATIONAL BANK (the "Bank"), at its main office in Minneapolis, Minnesota, the principal amount of all Loans made by the Bank to the Borrower under the terms of the Credit Agreement (as hereinafter defined) and under this Note (each, a "Loan" or collectively the "Loans"). The aggregate principal amount of all Loans outstanding hereunder shall at no time exceed THREE MILLION DOLLARS ($3,000,000). The Loans shall be payable not later than the Due Date, as defined in the Credit Agreement.

           The Loans shall consist of portions bearing interest determined with reference to either the Base Rate or the LIBOR Rate (as defined below); such portions are called, respectively, "Base Rate Advances" or "LIBOR Advances" (each a "type" of "Advance"). On the making of the first Loan, the Borrower shall designate whether the Loans shall be Base Rate Advances or LIBOR Advances. Thereafter, if the Borrower wishes to convert the Loans to a different type of Advance for the next-following month, the Borrower shall give the Bank notice of such conversion on or before 12:00 noon, Minneapolis time, at least two (2) Business Days prior to the first day of such next calendar month. Such notice shall be in writing, or by telephone promptly confirmed in writing if so requested by the Bank. If the Borrower shall fail to give such notice, the Loans shall continue as the type of Advance in effect for the prior month. All Loans, including Loans disbursed during any month, shall be the type of Advance so determined for such month.

           The unpaid principal amount of the Loans shall bear interest at the following rates per year, determined as provided hereinafter (each computed on the basis of the actual number of days elapsed and a year consisting of 360 days) and payable as follows:

           (a) On each LIBOR Advance, at the applicable LIBOR Rate plus 2.25% per annum, payable on the last day of each month of each year;

           (b) On each Base Rate Advance, at the Base Rate in effect from time to time per annum less 0.75% per annum, payable on the last day of each month of each year; and

           (c) Following the occurrence of an "Event of Default" (as defined in the Credit Agreement), on any Advance (of any type), at the rate per annum otherwise applicable to such Advance plus 2.00%, payable on demand (the "Default Rate").

           All payments of principal and interest shall be made in immediately available funds in lawful money of the United States of America.

           The Borrower hereby authorizes the Bank to rely upon the telephone or written instructions of any person identifying himself or herself as an authorized officer of the Borrower and upon any signature which the Bank believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were authorized and such signature were genuine.

           This Note is the Note referred to in, and evidences indebtedness incurred under, the letter agreement dated as of May 5, 2003 (as it may be amended, extended, renewed or replaced, the "Credit Agreement") between the Borrower and the Bank, to which reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable. Certain capitalized terms used herein shall be defined as in the Credit Agreement.

           For purposes of this Note, in addition to terms defined elsewhere and in the Credit Agreement:

         "Base Rate" means the rate of interest established by the Bank in its sole discretion from time to time as its "prime rate" or "base rate". The Bank may lend to its customers at rates that are equal to, greater than, or less than the Base Rate.

         "Business Day" means any day on which the Bank is open for business at its principal office in Minneapolis, Minnesota, and, with respect to LIBOR Advances, on which dealings in United States Dollars may be carried on by the Bank in the interbank eurodollar market.

         "LIBOR Rate" means, for each calendar month, either: (a) the most recently reported average of interbank offered rates for dollar deposits in the London market, for one-month maturities, as reported to the Bank, as of the twenty-fifth day of the immediately preceding month, by "The Bloomberg Financial Markets, Commodities and News", a publicly-available financial reporting service, adjusted by the Bank, in its discretion, for any applicable reserve requirements or other costs imposed on the Bank; or (b) if such index is no longer available to the Bank, a similar successor index chosen by the Bank in its reasonable discretion.

           In the event that the interest or principal under this Note shall not be paid when due (upon declaration of an Event of Default or otherwise): (a) the Borrower shall pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses incurred by the Bank in connection with collection or the protection or enforcement of any rights hereunder whether or not any lawsuit is ever filed, and (b) the Bank or any other holder of this Note shall have the right to set off the indebtedness evidenced by this Note against any indebtedness of the Bank or such holder or any deposit of the Borrower with the Bank or such holder.

           The Borrower hereby waives presentment, demand, notice of dishonor, protest, and all other demands and notices in connection with this Note. No act of omission or commission of the Bank, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing signed by the Bank.

           THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         THE BORROWER AND THE BANK (BY ACCEPTANCE HEREOF) EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         AT THE OPTION OF THE BANK, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE THE BANK, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                                        WESTERN RESERVE BANCORP, INC.


                                        By:      /s/ Edward J. McKeon
                                           ---------------------------------
                                        Title:   President & CEO
                                              ------------------------------

                                        and

                                        By:      /s/ Cynthia A. Mahl
                                           ---------------------------------
                                        Title:   Senior Vice President & CFO
                                              ------------------------------

                                    Exhibit B

               Litigation and Contingent Liabilities (Section 3.6)

                                      NONE.

                                    Exhibit C

                                  Subsidiaries

1.  Western Reserve Bank

                                    Exhibit D

                     Form of Covenant Compliance Certificate

                                     [date]

TCF National Bank
801 Marquette Avenue
Minneapolis, Minnesota 55402
Attention:  Mr. Douglas W. Benner
            Vice President

Ladies/Gentlemen:

         Reference is made to that certain letter agreement, dated as of May 5, 2003 (as amended from time to time, the "Credit Agreement"), between Western Reserve Bancorp, Inc. (the "Borrower") and TCF National Bank (the "Bank"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

         As required pursuant to Section 4.3(b) of the Credit Agreement, the Borrower hereby certifies that as of _____________, 20__ (the "Statement Date"), the following is true, correct and accurate in all respects:

         1. The Call Reports of Western Reserve Bank submitted herewith are true, correct and complete.

         2. No Event of Default and no event which with the giving of notice or passage of time or both would mature into an Event of Default, has occurred and continued;

         3. All representations and warranties of the Borrower contained in
Section 3 of the Credit Agreement are true and --------- correct, as though made on such date;

         4. Covenant compliance is demonstrated as follows:

         4.15  Total Capital Base.  The Borrower's Total Capital Base is:
               ------------------

                  Tangible Net Worth:                                  $________
                  Subordinated Debt:                                   $________
                                    Total:                             $________
                  (Required:  $7,500,000 at all times)

         4.16  Western Reserve Bank Covenants:
               ------------------------------

                  (a)Net income (report for fiscal years only): $________
                           (Required:  not less than $200,000 per fiscal year)

                  (b)  Tangible Net Worth:                             $_______
                           to
                        Total Assets:                                  $_______
                           Percentage:                                   _______
                           (Required: not less than 6.00% at all times)

                  (c)  Total Capital:                                  $_______
                           to
                        Total Assets:                                  $_______
                           Percentage:                                   _______
                           (Required: not less than 9.00% at all times)

                  (d)  Well Capitalized                       ___ Yes   ___ No

                  (e)  Allowance for loan and lease losses:            $_______
                           to

                         Non-performing Loans:                         $_______
                           Percentage:                                  _______
                           (Required: not less than 125% at all times)

                  (f)  Non-performing Loans:                           $_______
                           to
                        Total Assets:                                  $_______
                           Percentage:                                  _______
                           (Required: not more than 2.00% at all times)

                                            Western Reserve Bancorp, Inc.

                                            By:________________________________
                                            Title:_____________________________

                                            and

                                            By:________________________________
                                            Title:_____________________________

                                    Exhibit E

                           Indebtedness (Section 4.11)

                                      NONE.